EXHIBIT 10.1

CONVERTIBLE NOTE PURCHASE AGREEMENT

THIS CONVERTIBLE NOTE PURCHASE AGREEMENT (this “Agreement”) is dated as of 16th day of February, 2007, between ELANDIA, INC., a Delaware corporation (the “Company”), and STANFORD INTERNATIONAL BANK LIMITED, a corporation organized under the laws of Antigua and Barbuda (the “Purchaser”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), the Company desires to issue and sell to Purchaser, and Purchaser desires to purchase from the Company, a certain convertible promissory note of the Company as more fully described in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, and other good and valuable consideration exchanged between the parties, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the foregoing recitals are true and correct and further agree as follows:

ARTICLE I—DEFINITIONS

Section 1.1 Definitions. In addition to terms defined elsewhere in this Agreement, the following terms have the meanings indicated which meanings shall be equally applicable to both the singular and the plural forms of such terms:

“Affiliate” shall mean any Person which directly or indirectly through one or more intermediaries controls, or is controlled by or is under common control, with a Person, as such terms are used in and construed under Rule 144 under the Securities Act. The term “control” means the possession, directly of indirectly, of the power to cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. “Closing” means the closing of the purchase and sale of the Note pursuant to Section 2.1.

“Closing Date” means February 16, 2007, or such other date as the parties may agree in writing.

“Collateral Assignment of Note” means the Collateral Assignment of Promissory Note, dated the Closing Date, among the Company and Purchaser, in the form of Exhibit F.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.00001 per share, and any securities into which such common stock shall hereinafter have been reclassified into.

“Effective Date” means the date that the initial Registration Statement filed by the Company pursuant to the Registration Rights Agreement is first declared effective by the Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h) hereof.

“Latin Node” shall mean Latin Node, Inc., a Florida corporation.

“Liens” shall have the meaning ascribed to such term in Section 3.1(a) hereof.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b) hereof.

“Note” means the 10% Convertible Promissory Note due four (4) years from the date of issuance, issued by the Company to Purchaser hereunder, in the form of Exhibit B.

“Old Note” means that certain promissory note, dated as of July 24, 2006, in the original principal amount of $3,300,000, executed by the Company in favor of the Purchaser and issued pursuant to that certain Note Purchase Agreement, dated as of February 10, 2006, as amended by that certain First Amendment to Note Purchase Agreement, dated as of July 24, 2006, by and between the Company and the Purchaser.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Pledge Agreement” means the Stock Pledge Agreement, dated the Closing Date, among the Company and Purchaser, in the form of Exhibit E.

“Principal Market” means initially the OTC Bulletin Board and shall also include, the NASDAQ Capital Market or the NASDAQ Global Market, whichever is at the time the principal trading exchange or market for the Common Stock, based upon share volume.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Registration Statement” means the registration statement to be filed by the Company pursuant to the Registration Rights Agreement.

“Registration Rights Agreement” means the Registration Rights Agreement, dated the Closing Date, among the Company, Purchaser and SGC, in the form of Exhibit C.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e) hereof.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h) hereof.

“Securities” means the Note, the Warrants and the Underlying Shares.

“Securities Act” means the Securities Act of 1933, as amended.

“Series A Preferred Stock” means the Series A Convertible Preferred Stock of the Company and any securities into which such preferred stock shall hereinafter have been reclassified into the terms of which are as set forth in the Certificate of Designation of Series A Convertible Preferred Stock attached hereto as Exhibit A. The Series A Preferred Stock shall be convertible into shares of Common Stock pursuant to the terms set forth in the Series A Certificate of Designation.

“SGC” means Stanford Group Company, a Texas corporation.

“Short Term Note” means that certain promissory note, dated as of February 5, 2007, in the original principal amount of $12,000,000, executed by the Company in favor of the Purchaser.

“Subscription Amount” means $25,300,000.

“Subsidiary” means any subsidiary of the Company as set forth on Schedule 3.1(a) attached hereto.

“Trading Day” means any day during which the Principal Market shall be open for business.

“Transaction Documents” means this Agreement, the Note, the Warrants, the Registration Rights Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Underlying Shares” means the shares of Common Stock issuable upon conversion of the Series A Preferred Stock issuable upon conversion of the Note and upon exercise of the Warrants.

“Warrants” means collectively the Common Stock purchase warrants, in the form of Exhibit D delivered to Purchaser, SGC and to the Persons identified on Schedule 1 hereto at the Closing in accordance with Section 2.2 hereof. In connection with the purchase of the Note, the Company shall issue to Purchaser and its assigns 1,320,000 Warrants and in connection with the refinancing of the Old Note, as described herein, the Company shall issue to Purchaser and its assigns 198,000 Warrants. In addition, in connection with the purchase of the Note, the Company shall issue to SGC 200,000 Warrants.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

Section 1.2 Accounting Terms. Accounting terms not specifically defined in this Agreement shall have the meaning given to them under accounting principles and practices generally accepted in the Ecuador, applied on a consistent basis with the financial statements referred to in Section 3.3 hereof, and shall be determined both as to classification of items and amounts in accordance therewith.

Section 1.3 Other Definitional Provisions. The words “hereof,” “herein,” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Subsection and Exhibit references are to this Agreement unless otherwise specified.

ARTICLE II—PURCHASE AND SALE

Section 2.1 Purchase of Note; Closing. Upon the terms and subject to the conditions set forth herein, concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and Purchaser agrees to purchase, the Note in the principal amount of $25,300,000. Purchaser shall deliver to the Company the Subscription Amount via wire transfer or a certified check immediately available funds as follows: (a) $17,300,000 on the Closing Date ($3,300,000 of which shall be used to refinance the Old Note and $2,000,000 of which shall be paid to SGC as described in Section 3.1(r), below); and (b) $8,000,000 on or prior to February 15, 2007. At the Closing, the Company shall deliver to Purchaser the Note evidencing a principal amount equal to $25,300,000 and the other items set forth in Section 2.2.

Section 2.2 Conditions to Closing. Upon satisfaction or waiver by the party sought to be benefited thereby of the conditions set forth in this Section 2.2, the Closing shall occur.

(a) At or prior to the Closing, the Company shall deliver or cause to be delivered to Purchaser the following:

(i) the Note duly exacted by the Company and registered in the name of Purchaser;

(ii) Warrants registered in the names of the Persons set forth on Schedule 1 attached hereto to purchase an aggregate of 1,518,000 shares of Common Stock, with a term of seven (7) years and an initial exercise price equal to $5.00 per share of Common Stock, subject to adjustment therein;

(iii) Warrants registered in the names of SGC to purchase an aggregate of 200,000 shares of Common Stock, with a term of seven (7) years and an initial exercise price equal to $5.00 per share of Common Stock, subject to adjustment therein;

(iv) the Registration Rights Agreement duly executed by the Company;

(v) the Pledge Agreement duly executed by the Company;

(vi) the Collateral Assignment (along with original promissory note identified therein) duly executed by the Company; and

(vii) this Agreement, duly executed by the Company.

(b) At or prior to the Closing, Purchaser shall deliver or cause to be delivered to the Company the following:

(i) that portion of the Subscription Amount due at Closing;

(ii) the Registration Rights Agreement duly executed by Purchaser and SGC;

(iii) the Pledge Agreement duly executed by the Purchaser;

(iv) the original Old Note and the Short Term Note, each marked for cancellation; and

(v) this Agreement, duly executed by Purchaser.

(c) All representations and warranties of the other party contained herein shall remain true and correct as of the Closing Date and all covenants of the other party shall have been performed if due prior to such date.

(d) There shall have been no Material Adverse Effect (as defined in Section 3.1(b)) with respect to the Company since the date hereof.

(e) The Company shall have delivered to the Purchaser a duly executed and binding securities purchase agreement between the Company and Latin Node, on terms and conditions acceptable to the Purchaser in its sole and absolute discretion.

(f) The Purchaser shall have completed its customary due diligence of the Company, including legal and financial review, to its absolute satisfaction.

(g) The Purchaser shall have completed its customary due diligence of Latin Node, including legal and financial review, to its absolute satisfaction

(h) The Company shall have paid to the Purchaser all accrued and unpaid interest owing through the Closing Date on the Old Note.

ARTICLE III—REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties of the Company. The Company hereby makes the representations and warranties set forth below to Purchaser.

(a) Subsidiaries. Except as set forth in Schedule 3.1(a) attached hereto, the Company has no direct or indirect subsidiaries. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any lien, charge, security interest, encumbrance, right of first refusal or other restriction (collectively, “Liens”), and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

(b) Organization and Qualification. Each of the Company and the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate: (i) adversely affect the legality, validity or enforceability of any Transaction Document, (ii) have or result in or be reasonably likely to have or result in a material adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) adversely impair the Company’s ability to perform fully on a timely basis its obligations under any of the Transaction Documents (any of (i), (ii) or (iii), a “Material Adverse Effect”).

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder or thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby or thereby have been duly authorized by all necessary action on the part of the Company and no further consent or action is required by the Company other than Required Approvals. Each of the Transaction Documents has been (or upon delivery will be) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and general principles of equity. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, by-laws or other organizational or charter documents.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not: (i) conflict with or violate any provision of the

Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) subject to obtaining the Required Approvals, conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result, in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. Neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filings required under Section 4.7 and (ii) the filing with the Commission of the Registration Statement (collectively, the “Required Approvals”).

(f) Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and non-assessable, free and clear of all Liens. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Underlying Shares. The Company has not, and to the knowledge of the Company, no Affiliate of the Company has sold, offered for sale or solicited offers to buy or otherwise negotiated in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to Purchaser, or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Principal Market.

(g) Capitalization. On the date hereof, the authorized capital of the Company consists of (i) 50,000,000 shares of Common Stock, par value $0.00001 per share, of which 13,060,314 shares are issued and outstanding excluding shares of Common Stock reserved for issuance pursuant to the Company’s employee stock option plan and (ii) 6,000,000 shares of Series A Preferred Stock, of which -0- shares are issued and outstanding. Except as a result of the purchase and sale of the Securities, no securities of the Company are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the purchase and sale of the Securities, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of

Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than Purchaser) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

(h) SEC Reports; Financial Statements. Except as set forth on Schedule 3.1(h), the Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials being collectively referred to herein as the “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i) Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports: (i) there has been no event, occurrence or development that has had or that could result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option or similar plans or for other compensatory purposes.

(j) Litigation. Except as disclosed in the SEC Reports, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which: (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. The Company does not have pending before the Commission any request for confidential treatment of information. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k) Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, except in each case as could not, individually or in the aggregate, have or result in a Material Adverse Effect.

(l) Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company.

(m) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(n) Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries. Any real property and facilities held under lease by the Company and the Subsidiaries are held under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance.

(o) Patents and Trademarks. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

(p) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. To the best of Company’s knowledge, such insurance contracts and policies are accurate and complete. Neither the Company nor any Subsidiary has any reason to believe it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(q) Transactions With Affiliates and Employees. Except as required to be set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

(r) Certain Fees. Except for the placement and advisory fees to be paid to SGC, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement, and the Company has not taken any action that would cause Purchaser to be liable for any such fees or commissions. The Company agrees that Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of any Person for fees of the type contemplated by this Section with the transactions contemplated by this Agreement.

(s) Private Placement. Assuming the accuracy of the representations and warranties of Purchaser set forth in Sections 3.2(b)-(f), the offer, issuance and sale of the Securities to Purchaser as contemplated hereby are exempt from the registration requirements of the Securities Act. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Principal Market.

(t) Listing and Maintenance Requirements. The Company has not, in the 12 months preceding the date hereof, received notice from any Principal Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Principal Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(u) Registration Rights. Except as disclosed in the SEC Reports, the Company has not granted or agreed to grant to any Person any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the Commission or any other governmental authority that have not been satisfied.

(v) Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided Purchaser or its agents or counsel with any information that constitutes or might constitute material, nonpublic information. The Company understands and confirms that Purchaser will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to Purchaser regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company with respect to the representations and warranties made herein are true and correct with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that Purchaser has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(w) Tax Status. The Company and each of its Subsidiaries has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those disclosed in the SEC Reports and being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim, except as disclosed in the SEC Reports. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, statue or local tax. None of the Company’s tax returns is presently being audited by any taxing authority.

(x) Acknowledgment Regarding Purchaser’s Acquisition of Securities. The Company acknowledges and agrees that Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any statement made by Purchaser or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to Purchaser’s purchase of the Securities. The Company further represents to Purchaser that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives.

(y) No General Solicitation or Advertising in Regard to this Transaction. Neither the Company nor, to the knowledge of the Company, any of its directors or officers (i) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D) or general advertising with respect to the sale of the Note or the Warrants, or (ii) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Note, the Underlying Shares or the Warrants under the Securities Act.

Purchaser acknowledges and agrees that the Company does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically se forth in this Section 3.1.

Section 3.2 Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to the Company as follows:

(a) Organization; Authority. Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The purchase by Purchaser of the Securities hereunder has been duly authorized by all necessary action on the part of Purchaser. Each of this Agreement and the Registration Rights Agreement has been duly executed by Purchaser, and when delivered by Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of Purchaser, enforceable against it in accordance with its terms.

(b) No Conflicts. The execution, delivery and performance of the Transaction Documents by Purchaser and the consummation by Purchaser of the transactions contemplated thereby do not and will not: (i) conflict with or violate any provision of Purchaser’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Purchaser debt or otherwise) or other understanding to which Purchaser is a party or by which any property or asset of Purchaser is bound or affected, or (iii) result, in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which Purchaser is subject (including federal and state securities laws and regulations), or by which any property or asset of Purchaser is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or result in a material adverse effect on Purchaser.

(c) Investment Intent. Purchaser is acquiring the Securities as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof, without prejudice, however, to Purchaser’s right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by Purchaser to hold Securities for any period of time. Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(d) Purchaser Status. At the time Purchaser was offered the Securities, it was, and at the date hereof it is, and on each date on which it exercises any Warrants or converts any Note it will be, an “accredited investor” as defined in Rule 501(a) under the Securities Act. Purchaser has not been formed solely for the purpose of acquiring the Securities. Purchaser is not a registered broker-dealer under Section 15 of the Exchange Act.

(e) Experience of Purchaser. Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment. Purchaser has had the opportunity to ask the representatives of the Company questions about the Company’s business and financial condition and the terms of this offering and has obtained such information as it has requested to the extent it has deemed necessary to permit it to fully evaluate the merits and risks of its investment in the Company. Purchaser also represents that it has had the opportunity to examine all material books and records of the Company and all material contracts and documents relating to his investment. Further, Purchaser has consulted with such other of his investment and/or accounting and/or legal and/or tax advisors as it has deemed necessary and appropriate in making its decision to invest in the Company on the terms described herein.

(f) General Solicitation. Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

The Company acknowledges and agrees that Purchaser does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

ARTICLE IV—OTHER AGREEMENTS OF THE PARTIES

Section 4.1 Transfer Restrictions.

(a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement, to the Company or to an Affiliate of Purchaser, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of Purchaser under this Agreement and the Registration Rights Agreement.

(b) Purchaser agrees to the imprinting, so long as is required by this Section 4.1(b), of the following legend on any certificate evidencing Securities:

[NEITHER] THESE SECURITIES [NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [EXERCISABLE] [CONVERTIBLE]] HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR REASONABLY ACCEPTABLE TO THE COMPANY TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

(c) Certificates evidencing Underlying Shares shall not contain any legend (including the legend set forth in Section 4.1(b) hereof): (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act (unless, subsequent to the date hereof, the Commission enacts any new rules or regulations which specifically requires a legend on the certificates until a sale is made by the holder thereof), or (ii) following any sale of such Underlying Shares pursuant to Rule 144, or (iii) if such Underlying Shares are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission); provided, however, in connection with the issuance of the Underlying Shares, Purchaser hereby agrees to adhere to and abide by all prospectus delivery requirements under the Securities Act and rules and regulations of the Commission. If all or any portion of the Note or Warrant is converted or exercised (as applicable) at a time when there is an effective registration statement to cover the resale of the Underlying Shares, or if such Underlying Shares may be sold under Rule 144(k) or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations thereof) then such Underlying Shares shall be issued free of all legends. The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 4.1(c), it will, no later than three Trading Days following the delivery by Purchaser to the Company or the Company’s transfer agent of a certificate representing Underlying Shares issued with a restrictive legend, deliver or cause to be delivered to Purchaser a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.

Section 4.2 Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including without limitation its obligation to issue the Underlying Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

Section 4.3 Furnishing of Information. As long as Purchaser owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. Upon the request of Purchaser, the Company shall deliver to Purchaser a written certification of a duly authorized officer as to whether it has complied with the preceding sentence. As long as Purchaser owns Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to Purchaser and make publicly available in accordance with Rule 144(c) such information as is required for Purchaser to sell the Securities under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

Section 4.4 Integration. The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to Purchaser, or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Principal Market.

Section 4.5 Reservation of Securities.

(a) The Company shall maintain a reserve from its duly authorized shares of Series A Preferred Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations in full under the Transaction Documents. In addition, the Company will at all times have authorized and reserved for the purpose of issuance a sufficient number of shares of Common Stock to provide for the conversion of the Series A Preferred Stock and the exercise of the Warrants.

(b) The Company shall not undertake a reverse or forward stock split or reclassification of the Common Stock without the prior written consent of Purchaser.

Section 4.6 Conversion and Exercise Procedures. The Purchaser acknowledges that, as of the Closing Date, the Series A Preferred Stock has not been authorized by the Company. Accordingly, the Purchaser agrees that it shall not convert the Note pursuant to the terms hereof until the Series A Preferred Stock has been properly authorized by the Company. The form of Notice of Exercise included in the Warrants and the form of Notice of Conversion included in the Note set forth the totality of the procedures required of Purchaser in order to exercise the Warrants or convert the Note. No additional legal opinion or other information or instructions shall be required of Purchaser to exercise their Warrants or convert the Note. The Company shall honor exercises of the Warrants and conversions of the Note and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

Section 4.7 Securities Laws Disclosure; Publicity. The Company shall, by the fourth Trading Day following the Closing Date, issue a press release or file a Current Report on Form 8-K reasonably acceptable to Purchaser disclosing all material terms of the transactions contemplated hereby. The Company and Purchaser shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby. Notwithstanding the foregoing, other than in any registration statement filed pursuant to the Registration Rights Agreement and filings related thereto, the Company shall not publicly disclose the name of Purchaser, or include the name of Purchaser in any filing with the Commission or any regulatory agency or Principal Market, without the prior written consent of Purchaser, except to the extent such disclosure is required by law or Principal Market regulations, in which case the Company shall provide Purchaser with prior notice of such disclosure.

Section 4.8 Non-Public Information. The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.

Section 4.9 Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder (following the payment of the fees and expenses described in Section 5.1, below, as well as the $2,000,000 placement and advisory fee due to SGC as described herein) for the acquisition of a controlling interest in the issued and outstanding capital stock of Latin Node, the refinancing of the Old Note under the same terms and conditions set forth herein as well as general working capital purposes and not for the satisfaction of any portion of the Company’s debt (other than payment of trade payables, capital lease obligations, and accrued expenses in the ordinary course of the Company’s business and prior practices), to redeem any Company equity or equity-equivalent securities or to settle any outstanding litigation.

Section 4.10 Reimbursement. If Purchaser becomes involved in any capacity in any Proceeding by or against any Person who is a stockholder of the Company, solely as a result of Purchaser’s acquisition of the Securities under this Agreement and without causation by any other activity, obligation, condition or liability on the part of, or pertaining to Purchaser and not to the purchase of Securities pursuant to this Agreement, the Company will reimburse Purchaser, to the extent such reimbursement is not provided for in Section 4.11, for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred. The reimbursement obligations (and limitations thereon) of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of Purchaser who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of Purchaser and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, Purchaser and any such Affiliate and any such Person. The Company also agrees that neither Purchaser nor any such Affiliates, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company solely as a result of acquiring the Securities under this Agreement except to the extent any covenant or warranty owing to the Company is breached.

Section 4.11 Indemnification of Purchaser. Subject to the provisions of this Section 4.11, each party (the “Indemnifying Party”) will indemnify and hold the other parties and their directors, officers, shareholders, partners, employees and agents (each, an “Indemnified Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Indemnified Party may suffer or incur as a result of or relating to any breach of any of the representations, warranties, covenants or agreements made by the Indemnifying Party in this Agreement or in the other Transaction Documents. If any action shall be brought against any Indemnified Party in respect of which indemnity may be sought pursuant to this Agreement, such Indemnified Party shall promptly notify the Indemnifying Party in writing, and the Indemnifying Party shall have the right to assume the defense thereof with counsel of its own choosing. Any Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party except to the extent that (i) the employment thereof has been specifically authorized by the Indemnifying Party in writing, (ii) the Indemnifying Party has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Indemnifying Party and the position of such Indemnified Party. The Indemnifying Party will not be liable to any Indemnified Party under this Agreement (i) for any settlement by an Indemnified Party effected without the Indemnifying Party’s prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Indemnified Party’s breach of any of the representations, warranties, covenants or agreements made by Purchaser in this Agreement or in the other Transaction Documents. In no event shall the liability of Purchaser hereunder be greater in amount than the dollar amount of the net proceeds received by Purchaser upon the sale of the Securities.

Section 4.12 Additional Funding Commitment. The Purchaser shall provide up to $5,000,000 in additional financing (inclusive of an additional placement and advisory fee to SGC of $500,000) to the Company, on the same terms and conditions as described herein (including the issuance by the Company of an additional convertible promissory note as well as the issuance of warrants in accordance with Schedule 2 attached hereto and the corresponding registration rights with respect to the shares of Common Stock underlying such warrants and the shares of Common Stock issuable upon conversion of the Series A Preferred Stock issuable upon conversion of this additional debt), subject to Latin Node obtaining at least $5,000,000 in third party debt financing within the next twelve (12) months. In addition to the placement and advisory fee to SGC described in the preceding sentence, upon the funding of the additional financing, the Company shall issue to 7-year SGC warrants (along with corresponding registration rights) to purchase 50,000 shares of Common Stock exercisable at $5.00 per share.

Section 4.13 Authorization of Series A Preferred Stock. Promptly after the Closing Date, the Board of Directors of the Company shall use commercially reasonable efforts to amend the Company’s certificate of incorporation to authorize the creation of the Series A Preferred Stock including taking all steps necessary to have such amendment approved by the shareholders of the Company. Purchaser shall take such actions as may be reasonably required to support such shareholder approval.

Section 4.14 Right of First Refusal. At all times while the Purchaser (or an affiliate thereof) is a shareholder of the Company, the Company grants to the Purchaser (or an affiliate thereof) the right of first refusal, with respect to any future financings of the Company exceeding $5,000,000, to provide such financings upon the same terms and conditions set forth herein.

Section 4.15 Preemptive Rights. At all times while the Purchaser (or an affiliate thereof) is a shareholder of the Company, the Purchaser shall have the right to purchase a pro rata percentage of securities the Purchaser owns in the Company, in any privately placed securities offering made by the Company. This preemptive right to acquire securities shall not apply to any shares granted to employees of the Company or other persons in connection with any employee or stock ownership plan or otherwise. If the Company proposes to issue further equity securities as described above, the Company shall provide written notice to the Purchaser setting forth the price, terms and conditions upon which the securities are being offered. The Purchaser shall have the right to purchase the amount of securities described in this Section above, at such price and upon such terms and conditions set forth in the notice, if within thirty (30) days after the notice thereof, the Purchaser gives notice to the Company of its intention to exercise its preemptive right.

Section 4.16 Consent Rights. So long as any shares of Series A Preferred Stock remain outstanding, the Company shall not, without first obtaining the approval of the Purchaser, enter into any transaction the value of which exceeds $15,000,000.

Section 4.17 Additional Agreements. The Company shall use its reasonable best efforts to cause the following to occur: (a) the filing, by an appropriate NASD market maker on behalf of the Company, of a Form 15-C-211 with the NASD within 30 days from the Closing Date; (b) the Company shall obtain its initial listing on the OTC Bulletin Board by May 31, 2007; (c) the Company shall file, not later than July 31, 2007, a listing application for the NASDAQ Capital

Market; and (d) the Company’s Common Stock shall commence trading on the NASDAQ Capital not later than October 31, 2007. With respect to the actions listed in (a), (b) and (d), above, the Company shall fully cooperate with all third parties and promptly provide all information necessary for the occurrence of such actions it being understood by the parties hereto that the occurrence of such events are not fully within the control of the Company.

ARTICLE V—MISCELLANEOUS

Section 5.1 Fees and Expenses. The Company shall bear its own costs, including attorney’s fees, incurred in the negotiation of this Agreement and consummating of the transactions contemplated herein and the corporate proceedings of the Company in contemplation hereof and thereof. The Company shall reimburse Purchaser for all of Purchaser’s reasonable out-of-pocket expenses incurred in connection with the negotiation or performance of this Agreement, including without limitation reasonable fees and disbursements of counsel to the Purchaser. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the issuance of any Securities.

Section 5.2 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

Section 5.3 Notices. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be effective upon personal delivery, via facsimile (upon receipt of confirmation of error-free transmission and mailing a copy of such confirmation, postage prepaid by certified mail, return receipt requested) or two business days following deposit of such notice with an internationally recognized courier service, with postage prepaid and addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by five days advance written notice to each of the other parties hereto.

Company:	Elandia, Inc.
1500 Cordova Road, Suite 312
Ft. Lauderdale, Florida 33316
Attention: Harley L. Rollins
Telephone: (954) 728-9090
Facsimile: (954) 728-9080

with a copy to:	Carlton Fields, P.A.
100 S.E. Second Street, Suite 4000
Miami, Florida 33131
Attention: Seth P. Joseph, Esq.
Telephone: (305) 530-0050
Facsimile: (305) 530-0055

Purchaser:	Stanford International Bank Ltd.
No. 11 Pavilion Drive
St. John’s, Antigua, West Indies
Attention: James M. Davis, President

Section 5.4 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

Section 5.5 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

Section 5.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Purchaser. Purchaser may assign its rights under this Agreement and the Registration Rights Agreement to any Person to whom Purchaser assigns or transfers any Securities.

Section 5.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

Section 5.8 Governing Law; Venue; Waiver of Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Florida, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Miami-Dade County, Florida for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The parties hereby waive all rights to a trial by jury. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

Section 5.9 Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery, exercise and/or conversion of the Securities, as applicable for the applicable statue of limitations.

Section 5.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

Section 5.11 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

Section 5.12 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

Section 5.13 Payment Set Aside. To the extent that the Company makes a payment or payments to Purchaser pursuant to any Transaction Document or Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

Section 5.14 No Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by Purchaser in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction

Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to Purchaser with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at Purchaser’s election.

[Signatures Begin on Following Page]

IN WITNESS WHEREOF, the parties hereto have caused this Convertible Note Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ELANDIA, INC.

By:	/s/ Harry Hobbs
Harry Hobbs
Chief Executive Officer

STANFORD INTERNATIONAL BANK LIMITED

By:	/s/ James M. Davis
James M. Davis
Chief Financial Officer

23